GlaxoSmithKline plc 11-K

Exhibit 23.1

Deloitte & Touche LLP 1700 Market Street Suite 2700 Philadelphia, PA 19103 USA Tel:+1 215 246 2300 Fax:+1 215 569 2441 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-235651 and 333-162702 of GlaxoSmithKline PLC on Form S-8s of our report dated June 8, 2021, relating to the financial statements and supplemental schedule of GSK 401(k) Plan appearing in this Annual Report on Form 11-K of GSK 401(k) Plan for the year ended December 31, 2020.

Philadelphia, Pennsylvania

June 8, 2021